Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, 333-118325 and 333-126191), Form S-3 (File Nos. 333-104394, 333-116461 and 333-125682) and Form S-4 (File Nos. 333-123634, 333-125313, 333-126476 and 333-128453) of Chesapeake Energy Corporation of our report dated March 15, 2005, with respect to the consolidated balance sheets of Columbia Energy Resources, LLC, a wholly owned subsidiary of Triana Energy Holdings, LLC, as of December 31, 2004 and 2003, and the related consolidated statements of operations, members’ (deficit) equity, comprehensive (loss) income, and cash flows for the year ended December 31, 2004, and the four months ended December 31, 2003, which report appears in the Form 8-K of Chesapeake Energy Corporation filed with the Securities and Exchange Commission on November 1, 2005.

/s/ Ernst & Young LLP

Charleston, West Virginia

November 18, 2005